SCIENTIFIC INDUSTRIES, INC.

                 2002 STOCK OPTION PLAN

                    OPTION CERTIFICATE





This Certificate, when executed by a duly authorized officer of Scientific Industries, Inc. (the "Company"), evidences the grant to the Optionee named herein of an Incentive Stock Option to purchase shares of the Common Stock of the Company.


	Optionee:  Joseph G. Cremonese

	Number of Shares of Common Stock to Option:  10,000

	Option Price:  3.24

	Date of Grant:  January 7, 2011

	Expiration Date of Option:  January 7, 2016

This Option is subject to, and governed by, all the terms of the Company's 2002 Stock Option Plan, except for vesting which shall occur immediately.

				SCIENTIFIC INDUSTRIES, INC.




				By: /s/ Helena R. Santos
                                ________________________
				Helena R. Santos
				President & CEO